EXHIBIT 5.3




                                                               November 23, 2001


The Royal Bank of Scotland Group plc
42 St. Andrew Square
Edinburgh EH2 2YE
Scotland
United Kingdom


Ladies and Gentlemen:

     We are acting as special United States counsel to The Royal Bank of Scotland Group plc (the "Company") in connection with the registration statement on Form F-3 (the "Registration Statement") filed with the United States Securities and Exchange Commission on November 23, 2001 by the Company for the purpose of registering under the United States Securities Act of 1933, as amended (the "Act") the Company's capital securities, subordinated debt securities and dollar preference shares (collectively, the "Securities") having an aggregate initial offering price not to exceed $8,000,000,000. The capital securities are to be issued pursuant to a capital securities indenture (the "Capital Securities Indenture") between the Company and The Bank of New York, as Trustee. The subordinated debt securities are to be issued pursuant to a subordinated debt securities indenture (the "Subordinated Debt Indenture") between the Company and The Bank of New York, as Trustee. Capitalized terms used but not defined herein have the meaning assigned to them in the Capital Securities Indenture or Subordinated Debt Indenture, as applicable.

     We have examined the originals or copies certified or otherwise identified to our satisfaction of such corporate records of the Company and such other


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The Royal Bank of                     -2-
  Scotland Group plc


documents and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

     Based upon and subject to the foregoing, we are of the opinion that:

     (i) Assuming that the Capital Securities Indenture has been duly authorized and executed by the parties thereto substantially in the form filed as an exhibit to the Registration Statement, and that the Capital Securities have been duly authorized by the Company, when the Capital Securities have been duly executed and authenticated in accordance with the Capital Securities Indenture and duly delivered to and paid for by the purchasers thereof, the Capital Securities will, insofar as New York law is concerned, constitute valid and binding obligations of the Company; and

     (ii) Assuming that the Subordinated Debt Indenture has been duly authorized and executed by the parties thereto substantially in the form filed as an exhibit to the Registration Statement, and that the Subordinated Debt Securities have been duly authorized by the Company, when the Subordinated Debt Securities have been duly executed and authenticated in accordance with the Subordinated Debt Indenture and duly delivered to and paid for by the purchasers thereof, the Subordinated Debt Securities will, insofar as New York law is concerned, constitute valid and binding obligations of the Company.

     We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States.

     We hereby consent to the use of our name under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In addition, we consent to the incorporation by reference of this opinion and consent into a registration statement filed pursuant to Rule 462(b) under the Act.

                                               Very truly yours,

                                               Davis Polk & Wardwell



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